UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10/A

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

VEMANTI GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	46-5317552
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7545 Irvine Center Dr., Ste 200, Irvine, CA	92618
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (949) 559-7200

Copies to:

Mark Crone, Esq.

The Crone Law Group, P.C.

500 Fifth Avenue

Suite 938

New York, NY 10110

Telephone: 646-861-7891

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, Par Value

$0.0001

(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-Accelerated Filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

We are filing this General Form for Registration of Securities on Form 10 to register our common stock, par value $0.0001 per share (the “Common Stock”), pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Once this Registration Statement is deemed effective, we will be subject to the requirements of Regulation 13A under the Exchange Act, which will require us to file annual reports on Form 10-K; quarterly reports on Form 10-Q; and current reports on Form 8-K. We will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act. Unless otherwise noted, references in this Registration Statement to the “Registrant”, the “Company”, “we”, “our”, or “us” means “Vemanti Group, Inc.”

FORWARD LOOKING STATEMENTS

There are statements in this Registration Statement that are not historical facts or that are based on good faith estimates of management. These “forward-looking statements” can be identified by use of terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control. For a discussion of these risks, you should read this entire Registration Statement carefully, especially the risks discussed under the section entitled “Risk Factors.” Although management believes that the assumptions underlying the forward- looking statements included in this Registration Statement are reasonable, they do not guarantee our future performance, and actual results could differ from those contemplated by these forward-looking statements. The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this Registration Statement will in fact transpire. You are cautioned to not place undue reliance on these forward-looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward-looking statements.

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COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this disclosure to:

Unless the context provides otherwise, “we,” “us,” “our company,” “our,” “the Company” and “Vemanti” is to Vemanti Group Inc., a Nevada company and its wholly-owned subsidiary VoiceStep Telecom, LLC.

All references to “U.S. dollars,” “dollars,” “USD” or “$” are to the legal currency of the United States

“FMC” means the ability of telecommunications companies to provide their subscribers with services that interact with and use both the fixed networks incumbent wire line and/or cable operators and the mobile/cellular networks of mobile operators

IoT” means Internet of Things, the network of physical objects—”things” or objects—that are embedded with sensors, software, and other technologies for the purpose of connecting and exchanging data with other devices and systems over the internet

“IP” means Internet Protocol, the set of rules governing the format of data sent via the internet or local network.

“P2P” means Peer to Peer computing or networking that is a distributed application architecture that partitions tasks or workloads between peers.

“PBX” means Private Branch Exchange, a very old fashioned term for a system that has evolved significantly over the past century

 “PC” means personal computer

“SM” means shared memory

“SMS” means short message service

“VoIP” means Voice over Internet Protocol, a technology that allows you to make voice calls using a broadband Internet connection instead of a regular (or analog) phone line.

“Websites” are to our websites at www.vemanti.com, and www.voicestep.com.

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ITEM 1. BUSINESS

Corporate History and Structure

The CEO of Vemanti, Mr. Tan Tran, together with Mark Vehberg, incorporated VoiceStep Telecom, LLC,  a California limited liability company, on January 27, 2005 (“VoiceStep”). The purpose was to offer digital voice telecommunications services based on Voice over Internet Protocol (VoIP) which were provisioned via the internet instead of over traditional fixed lines. The majority of VoiceStep’s busines was entirely dedicated to serving smaller and prepaid long-distance (LD) carriers (e.g., International calling card providers) with competitive inbound and outbound services compared to similar products from the incumbent and bigger carriers.  VoiceStep built up its customer base through direct marketing and sales as well as re-sellers.

Vemanti Group, Inc. was incorporated by Mr. Tan Tran on April 3, 2014 under the laws of the state of Nevada. The Company was created to be a holding company for VoiceStep and any other future acquisitions. Simultaneous with the incorporation of the Company, the two members of VoiceStep exchanged one hundred percent (100%) of their membership interests in VoiceStep for shares of Vemanti’s capital stock, effecting a change of control and making VoiceStep a wholly-owned subsidiary of the Company.

On July 10, 2018, the Company made an investment in Fvndit, Inc. (“Fvndit”), f/k/a Directus Holdings, Inc., a Nevada corporation, for 20% equity in Fvndit. This was done in an effort to broaden our future service offerings and engage further with the financial technology industry.

Fvndit is a Nevada-based fintech company, the parent company to eLoan JSC (“ELoan”), and focuses on solving the working capital problem for small and medium-sized enterprises (“SMEs”).

Business Overview

Vemanti, incorporated on April 3, 2014 under the laws of the State of Nevada, and is a technology-driven company that seeks to be active in the high-growth emerging markets. Through our wholly-owned subsidiary, VoiceStep, we provide an one-stop solution with regard to business-class VoIP services to our small to medium-sized business customers in the United States.

Vemanti is a technology-driven company that seeks to generate revenues in the high-growth emerging markets. Through our wholly-owned subsidiary, VoiceStep, we provide a one-stop solution with business-class VoIP services to our SME customers in the United States. We believe that our core strengths are in technology development. Vemanti drives growth through investment in disruptive and foundational technologies by targeting early-stage companies that have market viable products. Strategically, we focus mainly on blockchain projects and applications combined with other emerging technologies, including machine learning/AI, security and IoT.

VoiceStep provides a cloud-based multi-location, multi-user, enterprise-grade communications solution that enables employees to communicate through voice, text, web conferencing, and fax on devices, including smartphones, tablets, PCs, and desk phones. It offers PBX features such as multiple extensions, call control, Outlook integration, SM, web conferencing; fax, auto-receptionist, call logs and rule-based call routing and answering. The Company also has the ability to deliver customized voice applications to meet a customer’s business requirements. The entire switching infrastructure of VoiceStep is based on next-generation softswitch architecture and was engineered in-house from the ground up. This eliminates certain dependency on third-party vendors and, at the same time, allows the company greater technical flexibility and economic scalability. We offer business-class VoIP products such as cloud phone systems (aka hosted PBX) and domestic/International origination and termination as a cost-saving and profit increasing solution to multi-location enterprise customers. We are capable of delivering business-class VoIP solutions in all 50 States as well as in Canada, Mexico and other countries in Central and South America, Europe, and Asia.

Through VoiceStep, we provide a convenient and low-cost resource for IP communication needs. VoiceStep’s network offers availability, coverage and flexibility, and enables the following technology solutions: unified communications, data center services, content delivery, VoIP and cloud computing.

We also have a 20% interest in Fvndit, f/k/a Directus Holdings, Inc., which owns eLoan, JSC (“eLoan”). Fvndit, through its subsidiaries, operates an online short-term P2P financing platform for SMEs in Vietnam. Fvndit’s mission is to make borrowing through credit a simpler process for entrepreneurs, thus making investing more rewarding for investors. Its wholly-owned subsidiary eLoan, which was launched in 2017, operates an online P2P funding platform that matches investors with entrepreneurs, allowing anyone on the platform to fund short-term working capital directly to SMEs in Vietnam. The Company purchased its 20% interest in Fvndit on November 13, 2018 for a total purchase price of $300,000. The Company paid $150,000 of the purchase price in a cash payment together with 1,252,086 shares of newly issued common stock of Vemanti (worth $150,0000). Immediately upon the closing of the transaction, Vemanti was entitled to the following rights in Fvndit (i) at least one (1) seat on each of the board of directors of Fvndit and/or eLoan and eLoan Holdings, (ii) veto rights regarding all matters relating to corporate governance and operations of Fvndit and eLoan, (iii) right of first refusal regarding an investment or acquisition of any kind, (iv) most favored nation protection and treatment above all other shareholders of Fvndit and eLoan, (v) at least a 25% discount preference on each and all future rounds of fundraising, and (vi) should eLoan engage in a down round of financing, Vemanti’s holdings shall be maintained at the rate and value before any such down round financing at no cost to Vemanti.

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Products

VoiceStep’s current core products are:

•	Business-class VOIP cloud phone system (a/k/a “Hosted PBX”) and
•	Carrier-class domestic/international origination and termination.
•	Essential business communications tools and applications such as fax, SMS (texting), call conferencing, and call center.

VoiceStep operates in a variety of small to medium business industries. All of our customers are on a monthly recurring service plan. As our customers do not require capital investment or maintenance contracts, it lowers our cost of ownership and allows the customers to easily migrate away from costly traditional on-premise PBX providers.

Our Suppliers

We currently depend on four (4) suppliers to deliver the VoIP solutions to us that we then re-sell to small and medium business customers:

1. Cyxtera Technologies, a data center and colocation vendor from whom we rent rack space, power, and internet connectivity on a contractual basis to host our servers and networking equipment;

2. Voyant Communications, f/k/a Vitelity, a wholesale VoIP communications service provider, who, from their end, terminates the telephone calls for our customers, which then allows them to receive incoming calls to telephone numbers in the US and Canada;

3. ScarletHawk Solutions, D.B.A Voxlinx, a wholesale VoIP communications service provider, who, from their end, terminates telephone calls for our customers, which then allows them to receive incoming calls to telephone numbers located in more than 60 countries outside the US and Canada; and

4. THINQ is a wholesale VoIP communication service provider, who interconnects with multiple carriers across the globe to allow our customer to make outgoing calls to any numbers in the US and to other countries.

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Marketing and Sales

We do not currently have a dedicated sales or marketing team. We changed our business model 8 years ago when Skype, WhatsApp and other similar platforms started to come into the marketplace. Whereas we originally sold calling card minutes to individuals, we then adjusted and focused more on business customers. We focused on businesses that already had an internet subscription or connection and could purchase phone lines from our Company at discounted rates, rather than other mainstream companies such as AT&T and Verizon which offered more costly calling card packages. Our Company offers alternative services that allow businesses to be able to communicate with the outside world as well as their consumer base, but at a lower cost.

Revenue that has been generated in the last 2 years is based on the same customers the Company has had since 2015.

We currently do not have adequate resources to market our services.

Customers

We define a “customer” as a party that purchases or subscribes to our products and services directly or indirectly through our channel partners. Currently, our Company has a customer base which is mostly comprised of SMEs, such as dentist offices, hair salons, landscaping companies etc., in the United States. We strive to establish and maintain long-term relationships with our customers and we currently do not have a significant customer concentration in any particular business sector. None of our customers account for more than 10% of our total revenue for the years ended December 31, 2020 and 2019. Our service is subscription based. Customers initially sign up for services via our VoiceStep Business Communications Service Agreement. Customers designate how many users our services are needed for, plan type, and whether they choose to be billed annually or monthly.

We offer four (4) different plan options:

1. VFAX – Unlimited;

2. VFAX – Premium;

3. VFAX – Basic; and

4. VFAX – Device.

Customer accounts automatically renew each month or year, depending on their payment choice, until such time that a customer chooses to cancel their service.

We generate revenues primarily from the sale of our monthly and yearly subscription plans for our cloud-based VoIP services. As our customer’s needs change, they often add users to existing services or upgrade to better plans, which provide them with additional features and functionality.

In late 2014 the Company started working on fixed mobile convergence (“FMC”) technology. This end-to-end mobility solution will help ensure that employees, partners, customers, processes and assets of a company are securely connected and can be optimized in the workplace. When employees leave the office, they’re leaving opportunities behind if they’re missing critical calls and voice messages on their desk phone, playing phone tag with important customers or sacrificing certain ideal features of their fixed, desk-based phones. The Company’s solutions for FMC make PBX features that are enjoyed in the office available and accessible through a smart phone – helping employees be more responsive and productive from virtually anywhere. In addition, the FMC solutions bring a set of unique features that enhance integration between wireline and wireless networks.

When a user is on Wi-Fi, all of their calls are delivered to the cloud phone system over the Internet at no charge. If their Wi-Fi signal degrades or, if they move away from a wireless router, their mobile phone will simply connect to the different cellular networks without disconnecting calls. Whether they’re on Wi-Fi or not, their calls are always connected to the Company’s cloud phone system without the use of an app or mobile data connection. This provides a streamlined switch between Wi-Fi and cellular, optimizing access and reducing cost. FMC was projected to create a substantial and new stream of revenue for the Company, however this goal was not realized.

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Seasonality of Business

There is no significant seasonality in our business.

Research and Development

We do not have any research and development.

Intellectual Property

All the source coding we utilize is open source code, so there is never a need to trademark anything as we do not own the coding.

Environmental Issues

Our business currently does not implicate any environmental regulation.

Our Growth Strategies

Our objective as a company is to shift our focus to financial technology where consumer-to-consumer, business-to-consumer, and business-to-business transactions can be conducted via cryptocurrency and other decentralized monetary mediums. As a technology-driven company, we will seek out high-growth and emerging markets. Our core strengths are in technology development and investment. We intend to drive growth through investment in early-stage companies, specifically in the fintech sector, that have market viable products and are post-revenue. Strategically, we’re focused on solving long-term problems using blockchain combined with other technologies, including machine learning and artificial intelligence. As we will mainly target fintech and e-commerce firms, we will also engage our Company’s management team to help create and manage these firm’s businesses as they grow.

Due to lack of capital our FMC technology did not get fully developed and has only been deployable in a controlled test environment. Its consumption of valuable engineering resources caused the Company to fall behind in the host-PBX market. Due to the global and distributed nature of the workforce, businesses today demand service providers to offer not only simple voice and data services, but also fully integrated productivity and coloration tools such as customer relationship management (“CRM”), call center, team and video messaging, and videotelephony conferencing to bring their teams and customers together on one single business communications platform. In order to match those demands, the Company would need to revamp and re-engineer its current platform as well as add a large team of product and business developers which would require a sizable upfront investment. Currently, the Company does not have sufficient capital, so there are no plans to further grow VoiceStep’s core business. Furthermore, the market is already saturated with much more established players. Going forward, the Company will focus its business development activities in the fintech sector.

For the next 12 months, our main focus will be on sustaining the operations of VoiceStep. There are 2 strategies we plan to implement for VoiceStep: cost reduction and revenue growth. We have started cost-reduction measures for our ongoing operating expenses by renegotiating prices and/or cancelling redundant products with existing vendors and service providers. We hope to see positive results by end of Q2 2021. As for revenue growth, we plan to seek out and partner up with local IT services companies who are looking for a white-label business-class VoIP solution for their existing customers who either have not yet made the switch to VoIP or are looking for a voice solution that allows employees to work remotely using a virtual phone system due to COVID-19. Additionally, we have reserved a portion of our cash on hand to ensure the operational continuity of VoiceStep for at least the next 12 months. Therefore, we don’t foresee any negative impact on our ongoing VoiceStep operations or future fintech business strategies.

Given telecommunications technologies (i.e., voice and data networks) are the basic foundation for all Internet-based products and services, moving our focus to fintech is a natural evolution for telecom service providers like ourselves. The telecommunications industry has changed dramatically and it is merging and/or intersecting with other industries, such as social media and financial services. For example, an end-user communications device such as a mobile phone can now be utilized as a vehicle for bill payments, investments, and e-commerce services. Telecom standards continue to improve in terms of speed and capacity to allow service providers to launch additional value-added services. Many of the major carriers in the US have been considering how they can roll out embedded banking services using 5G. Outside the US, many telecom service providers, including carriers in Southeast Asia and Vietnam, started making e-wallet services available over 10 years ago to their end-users. This allows them to pay for online purchases (like Paypal), perform person-person funds transfer (similar to Venmo), and pay monthly utility bills. Our CEO, Tan Tran, had acted as an advisor to some of these service providers in their implementation strategies, so fintech is something the Company is well versed in.

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Over 70% of businesses and consumers in Southeast Asia (SEA) are underbanked. With all the countries in the region that expect to have 5%+ GDP growth in the coming years, despite COVID-19 , we feel SEA is a region where fintech innovation will thrive. Fintech products and services in SEA can be broken down in 4 major sectors: digital lending, electronic payments, online investment, and B2B back-office solutions. We plan to be active in the digital lending space. Outside of payments, the regulatory environment in Vietnam and other Southeast Asian countries for fintech is still not yet clearly defined.  Strong demand by both businesses and consumers have prompted many startups to launch innovative products and services, but without the supportive regulations needed being in place. In Vietnam, where our portfolio company Fvndit is based, the government is trying to put a regulatory framework in place for fintech companies without hampering impact-driven innovations. Their goal is to keep out bad actors. Peer-to-Peer (P2P) lending is one of sectors the government is really looking at. This framework in Vietnam is only about three (3) years old. As such, the regulations on P2P lending are still relatively lax. Both the sheer volume and popularity of these platforms have driven the State Bank of Vietnam (SBV), the financial services authority of Vietnam, to begin establishing a regulatory sandbox specifically for online lending services.  In December 2018, Fvndit submitted a proposal to the SBV requesting that it be approved as a licensed Peer-to-Peer lending/crowdfunding platform. The proposal was accepted and is currently under review. Due to COVID-19, the SBV has pushed back the release of their fintech guidelines until end of 2021 or early in 2022. Fvndit is actively conducting a dialogue-based approach and information exchange with the SBV. For the time being, Fvndit is conducting all its transactions with full KYC/AML checks and proper tax withholdings and with quarterly reports submitted to the SBV to give them full insight into its operations. We expect to see the same approach from the SBV when it comes to a legal framework for using cryptocurrencies and other decentralized monetary mediums in payments, lending, and investment applications. Through Fvndit, we will continue to monitor guidelines issued by the SBV in Vietnam and plan our fintech strategies accordingly.

As for the timeline and expenditures of our new investment strategy, it will also depend on the capital we have available. We will design a business plan in the next 3-6 months with details on capital requirements. We expect it will then take an additional 6 months or so to raise the capital we will need to move forward. Add to that, we are still waiting on the new regulatory guidelines from the SBV. Therefore, we don’t expect any major changes for next 9-12 months.

Another strategy our Company employs is to acquire companies and/or form joint ventures. We focus on helping smaller companies accelerate their growth, execute their business plans and then scale up from there. We have a team assembled for the express purpose of sourcing attractive investment and M&A opportunities, developing and scaling them, and then building valuation for Vemanti shareholders. We are well versed in the high-tech industry and have significant experience in International deals. We understand cross-border transactions, what drives deal flow, and how to successfully integrate and accelerate the growth of portfolio companies. We are currently not in any discussions with any parties regarding acquisitions or joint ventures.

We fundamentally understand that people are seeking easy access, convenience, efficiency, and speed. People want to conduct transactions via mobile technology platforms and applications, and such activities include managing their financial lives, whether that is tracking their overall spending, applying for a loan, or optimizing their investment strategies. Many people prefer to use online applications or sites for finances. Our Company will create and optimize the platforms needed to achieve these goals for consumers.

Competition

Any entity offering Internet-based communication services such as VoIP or Fax-over-IP (FoIP) is considered a direct competitor of our Company, regardless of whether the end-user is required to pay for those services or not. This also includes applications that allow users to send text messages and voice messages, make voice and video calls, and share images, documents, user locations, and other content such as WhatsApp, Facebook Messenger, Skype, WeChat, Viber, etc.

Employees

Currently, the Company has one employee, our President, Chief Executive Officer and Chief Financial Officer Tan Tran.

ITEM 1A.RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the following risks, together with all of the other information contained in this Form 10 Registration Statement, including our consolidated financial statements and related notes, before making a decision to invest in our common stock. Any of the following risks could have an adverse effect on our business, operating results, financial condition and prospects, and could cause the trading price of our common stock to decline, which would cause you to lose all or part of your investment. Our business, operating results, financial condition and prospects could also be harmed by risks and uncertainties not currently known to us or that we currently do not believe are material.

We consider the following to be the material risks for an investor regarding our common stock. Our Company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. An investment in our common stock is highly speculative, and should only be made by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this Registration Statement before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

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Risks Related to Our Business and Industry

The current COVID-19 pandemic, as well as other epidemics, natural disasters, terrorist activities, political unrest, and other outbreaks could disrupt our delivery and operations, which could materially and adversely affect our business, financial condition, and results of operations.

As of December 31, 2020, our revenues were $162,292, a decrease of 50.3% from $326,840 in the December of 2019. The current COVID-19 pandemic adversely affected many aspects of our business, including sales, operational efficiency, technical support and our customer’s ability to pay our fees. Global pandemics, or fear of spread of contagious diseases, such as Ebola virus disease (EVD), coronavirus disease 2019 (COVID-19), Middle East respiratory syndrome (MERS), severe acute respiratory syndrome (SARS), H1N1 flu, H7N9 flu, and avian flu, as well as hurricanes, earthquakes, tsunamis, or other natural disasters could disrupt our business operations, reduce or restrict our supply of products, incur significant costs to protect our employees and facilities, or result in regional or global economic distress, which may materially and adversely affect our business, financial condition, and results of operations. Actual or threatened war, terrorist activities, political unrest, civil strife, and other geopolitical uncertainty could have a similar adverse effect on our business, financial condition, and results of operations. Any one or more of these events may impede our product offering efforts and adversely affect our sales results, or even for a prolonged period of time, which could materially and adversely affect our business, financial condition, and results of operations.

COVID-19 has had a global economic impact on the financial markets. The global spread of COVID-19 pandemic may result in global economic distress, and the extent to which it may affect our results of operations will depend on future developments, which are highly uncertain and cannot be predicted. Relaxation of restrictions on economic and social activities may also lead to new cases which may lead to re-imposed restrictions. We cannot assure you that the COVID-19 pandemic can be eliminated or contained in the near future, or at all, or a similar outbreak will not occur again. A third wave of COVID-19 or a similar pandemic could materially and adversely affect our business, financial condition, and results of operations.

We are also vulnerable to natural disasters and other calamities. We cannot assure you that we are adequately protected from the effects of fire, floods, typhoons, earthquakes, power loss, telecommunications failures, break-ins, war, riots, terrorist attacks, or similar events. Any of the foregoing events may give rise to interruptions, damage to our property, delays in production, breakdowns, system failures, technology platform failures, or internet failures, which could cause the loss or corruption of data or malfunctions of our manufacturing facility as well as adversely affect our business, financial condition, and results of operations.

Our financial situation creates doubt whether we will continue as a going concern.

There can be no assurances that we will ever be able to achieve a level of revenues adequate to generate sufficient cash flow from operations or obtain additional financing through private placements, public offerings and/or bank financing necessary to support our working capital requirements. To the extent that funds generated from any private placements, public offerings and/or bank financing are insufficient, we will have to raise additional working capital and no assurance can be given that additional financing will be available, or if available, will be on acceptable terms. These conditions potentially raise substantial doubt about our ability to continue as a going concern. If adequate working capital is not available, we may be forced to discontinue operations, which would cause investors to lose their entire investment.

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Certain of our software is licensed from third parties.

We license software for certain components of our products from third parties we do not control, such as Cyxtera Technologies, Voyant Communications (f/k/a Vitelity), ScarletHawk Solutions (D.B.A. Voxlinx) and THINQ. For the year ended December 31, 2019 and 2020, we incurred software license fees of $32,188 and $32,188, respectively. Although we have contracts in place with our third party software providers, there can be no assurance that the software we license will continue to be available on commercially reasonable terms, or at all, in the future. The lack of renewal, or termination, of one or more of our license agreements, or the renewal of license agreements on less favorable terms, could have a material adverse effect on our business, financial condition and results of operations.

While proprietary or open source alternatives may be available in some cases, transitioning to such alternatives may take time and be costly. The loss of existing licenses or the unavailability of such alternative software could result in a decrease in the quality of our products or loss of the ability to provide our products until equivalent software or suitable alternatives can be developed, identified, licensed and integrated.

Our products and services rely on certain technical standards, among other things, for interoperability of communication of voice and video, including standards relating to audio and video compression standards. These standards may be covered by patent rights held by third parties. The combined costs of identifying and obtaining licenses from all holders of patent rights essential to such standards could be high and could reduce our profitability or increase our losses. The cost of not obtaining such licenses could also be high if a holder of such patent rights brings a claim for patent infringement. While some such patent holders, based on their involvement with the standard setting organizations, may license relevant technology to us under reasonable and non-discriminatory terms, there can be no assurance that all necessary patent rights can be secured under such terms, and we may have to pay substantial royalties to secure such patent rights.

If we fail to keep up with industry trends or technological developments, our business, results of operations and financial condition may be materially and adversely affected.

The IP-based business communication industry is rapidly evolving and subject to continuous technological changes. Our success will depend on our ability to keep up with the changes in technology and user behavior resulting from new developments and innovations. For example, as we provide our product and service offerings across a variety of mobile systems and devices, we are dependent on the interoperability of our services with popular mobile devices and mobile operating systems that we do not control, such as Android and iOS. If any changes in such mobile operating systems or devices degrade the functionality of our services or give preferential treatment to competitive services, the usage of our services could be adversely affected.

Technological innovations may also require substantial capital expenditures in product development as well as in modification of products, services or infrastructure. We cannot assure you that we can obtain financing to cover such expenditure. If we fail to adapt our products and services to such changes in an effective and timely manner, we may suffer from decreased user base, which, in turn, could materially and adversely affect our business, financial condition and results of operations

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Rapidly evolving technologies could cause demand for our products to decline or could cause our products to become obsolete.

Current or future competitors may develop technological or product innovations that address Internet communications in a manner that is, or is perceived to be, equivalent or superior to our products. In the technology market in particular, innovative products have been introduced which have the effect of revolutionizing a product category and rendering many existing products obsolete. If competitors introduce new products or services that compete with or surpass the quality or the price/performance of our products, we may be unable to attract and retain users or to maintain or increase revenues from our users. We may not anticipate such developments and may be unable to adequately compete with these potential solutions. As a result of these or similar potential developments, in the future it is possible that competitive dynamics in our market may require us to reduce prices for our paid for products, which could harm our net revenues, gross margin and operating results or cause us to incur losses.

If our business were deemed to be a regulated telecommunications business in one or more jurisdictions, it would significantly increase our expenses and may require us to change our products and other aspects of our business in potentially detrimental ways.

We operate as a software company and not as a regulated telecommunications company. We are subject to the risk that, due to changes in communications and other similar laws and regulations or in the application, interpretation or enforcement of both existing and future communications and other similar laws and regulations, we may be required to comply with communications and other similar laws and regulations in one or more jurisdictions. In addition, we are continually seeking ways to improve our products and offer them across multiple communication platforms, which may involve from time to time upgrades or changes in the technological infrastructure on which our products are based and which could result in subjecting our activities to greater regulation in multiple jurisdictions. For example, the rolling out of our IP-based business communication in the United States may subject us to a greater risk of regulatory oversight in this country. If we are required to comply with communications and other similar laws and regulations, we would need to meet a number of obligations, which could vary from jurisdiction to jurisdiction, including new or enhanced compliance in the following areas:

•	licensing and notification requirements;

•	emergency calling requirements, including enhanced emergency calling through multi-line telephone systems;

•	lawful interception or wiretapping requirements;

•	privacy and data retention and disclosure requirements;

•	limitations on our ability to use encryption technology;

•	disability access requirements;

•	consumer protection requirements and local dispute resolution requirements;

•	requirements related to customer support;

•	quality of service requirements;

•	provision of numbering directories;

•	numbering rules, including portability requirements;

•	directory and operator services; and

•	access and interconnection obligations.

If we fail to comply with communications, e-commerce and other similar laws and regulations in one or more jurisdictions, our business, results of operations and financial condition may be materially and adversely affected.

10

Third parties have raised, and may raise in the future, concerns about the application of regulations to our business.

Some third parties, including our competitors, have raised, and may raise in the future, concerns with policymakers and regulators in various parts of the world about the application of local laws and regulations to our business. We believe that some of these established businesses (which may include incumbent telecommunications companies) and their trade association groups employ significant resources in their efforts to shape legal and regulatory regimes and may employ these resources to change legal and regulatory regimes in ways intended to reduce the effectiveness of our business. Most incumbent telecommunications companies, landline and wireless, have substantial budgets devoted to lobbying and governmental relations and long-standing relationships with regulators and legislators that we, as a newer entrant in the Internet communications market, do not have. Some of these incumbent businesses have raised concerns relating to allowing consumers open access to the Internet, the lack of regulatory controls and obligations placed on Internet communications products, and the cost advantage this brings to providers of such products. Continuing actions by these competitors or trade groups may result in additional jurisdictions requiring us to comply with the local telecommunications and other laws and regulations.

Our business depends on our users having continued and unimpeded access to the Internet. Companies providing access to the Internet may be able to block or degrade our calls, or block access to our website or charge us or our users additional fees for our products.

All of our users rely on open, unrestricted access to the Internet to use our products. If they have limited, restricted or no access at all to the Internet, or their connection to the Internet is interrupted or disturbed, they may be less likely to use our products as a result.

In many cases that access is provided by companies that compete with at least some of our products, including incumbent landline telephone companies, cable television system operators, mobile wireless communications companies, and large Internet service providers. Some of these providers have stated that they may take measures that could block, degrade or otherwise disrupt our calls, or increase the cost of customers’ use of our products by restricting or prohibiting the use of their lines or access points to the Internet for our products, by filtering, blocking, delaying, or degrading the packets of data used to transmit our communications, and by charging increased fees to our users for access to our products.

Some Internet access providers have additionally, or alternatively, contractually restricted their customers’ access to Internet communications products (which may include our VoIP products) through their terms of service. For example, SFR in France and Vodafone in Germany contractually prohibit their customers from using voice over the Internet protocol services on the Apple iPad 3G. T-Mobile in Germany and Vodafone in France and the United Kingdom have established special additional tariffs for voice over the Internet protocol. Customers of these and other Internet access providers may not be aware that technical disruptions or additional tariffs are the act of other parties, which could harm our brand. Even if customers understand that we are not the source of such disruptions, they may be less likely to use our products as a result.

11

In the United States, the European Union and other jurisdictions, regulatory authorities are in the process of examining the adoption of “network neutrality” policies, which aim to treat all Internet traffic equally, and developing or considering laws and regulations to codify acceptable behaviors on the part of network operators and access providers when providing consumers and businesses with access to the Internet. Different regulatory authorities have different approaches to this policy area both from a substantive and procedural perspective. Any failure on the part of regulatory authorities to protect the accessibility of the Internet to all, or any particular category of, Internet subscribers, or their failure to protect the delivery on a non-discriminatory basis of user communications over the Internet, regardless of type or service, could harm our results of operations and prospects.

Our business depends on the continued reliability of the Internet infrastructure.

Unlike traditional communications products, our users rely on the Internet to access our products. Increasing numbers of users and increasing bandwidth requirements may harm the performance of the Internet. In addition, if Internet service providers and other third parties providing Internet services have outages or deteriorations in their quality of service, our customers will not have access to our products or may experience a decrease in the quality of our products.

Furthermore, as the rate of adoption of new technology increases, the networks on which our products rely in certain countries may not be able to sufficiently adapt to the increased demand for their products and services. Frequent or persistent interruptions could cause current or potential users to believe that our systems are unreliable, leading them to switch to our competitors or to avoid our products, and could permanently harm our reputation and brands.

Problems with or price increases by third parties who provide services to us or to our users could harm our business.

We rely on telecommunications providers to provide certain of our products, such as Voyant Communications, a wholesale VoIP communications service provider, who, from their end, terminates the telephone calls for our customers which then allow them to receive incoming calls to telephone numbers in the US and Canada. We have agreements with a number of telecommunication providers in order for us to provide many of our paid products. The quality of calls made by our users to and received by our users from landline and mobile phones depends in large part of the call quality of the relevant landline or mobile network. As a result, if these third parties do not provide sufficiently high quality services, our call quality may be negatively affected which may in turn adversely impact our brand, reputation and consumer acceptance of our products. In addition, price increases by companies that provide services to us or our users could harm our results of operations.

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We are dependent upon our only key executive who is not bound by any employment agreement nor does the Company maintain director and officers (“D&O”) liability insurance for him.

Our success depends, in part, upon the continued services of the key member of our management. Our executive’s knowledge of the market, our business and our Company represents a key strength of our business, which cannot be easily replicated. The success of our business strategy and our future growth also depend on our ability to attract, train, retain and motivate skilled managerial, sales, administration, development and operating personnel.

There can be no assurance that our existing personnel will be adequate or qualified to carry out our strategy, or that we will be able to hire or retain experienced, qualified employees to carry out our strategy. The loss of our key executive, or the failure to attract and retain additional key personnel, could have a material adverse effect on our business, financial condition and results of operations.

We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations.

We cannot be certain that our operations or any aspects of our business do not or will not infringe upon or otherwise violate intellectual property rights held by third parties. We have not but in the future may be, subject to legal proceedings and claims relating to the intellectual property rights of others. There could also be existing intellectual property of which we are not aware that our products may inadvertently infringe. We cannot assure you that holders of intellectual property purportedly relating to some aspect of our technology or business, if any such holders exist, would not seek to enforce such intellectual property against us in the United States, or any other jurisdictions. If we are found to have violated the intellectual property rights of others, we may be subject to liability for our infringement activities or may be prohibited from using such intellectual property, and we may incur licensing fees or be forced to develop alternatives of our own. In addition, we may incur significant expenses, and may be forced to divert management’s time and other resources from our business and operations to defend against these infringement claims, regardless of their merits. Successful infringement or licensing claims made against us may result in significant monetary liabilities and may materially disrupt our business and operations by restricting or prohibiting our use of the intellectual property in question, and our business, financial position and results of operations could be materially and adversely affected.

Our consolidated financial statements for the year ended December 31, 2020, were prepared assuming that we would continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The accompanying financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

We cannot control internet based delays and interruptions, which may negatively affect our customers and thus our revenues.

Any delay or interruption in the services by these third parties service providers could result in delayed or interrupted service to our customers and could harm our business. Accordingly, we could be adversely affected if such third party service providers fail to maintain consistent and reliable services, or fail to continue to make these services available to us on economically acceptable terms, or at all. These suppliers could also be adversely impacted by the COVID-19 pandemic, which could affect their ability to deliver their services to our Company in a satisfactory manner, or at all.

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If our business plans are not successful, we may not be able to continue operations as a going concern and our shareholders may lose their entire investment in us.

We do not have sufficient working capital to fund the expansion of our operations and to provide working capital necessary for our ongoing operations and obligations. We need to raise significant additional capital to fund our operating expenses, pay our obligations, and grow our company. Therefore, our future operations may be dependent on our ability to secure additional financing. The COVID-19 pandemic may have an adverse impact on the Company’s ability to raise capital or to continue as a going concern. As a result of the above, there is substantial doubt about the ability of the Company to continue as a going concern and the accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that may result from the outcome of this uncertainty.

Our failure to adopt certain corporate governance procedures may prevent us from obtaining a listing on a national securities exchange.

We do not have a compensation or nominating and corporate governance committee. The functions such committees would perform are performed by the board as a whole. Consequently, there is a potential conflict of interest in board decisions that may adversely affect our ability to become a listed security on a national securities exchange and as a result adversely affect the liquidity of our Common Stock.

Since our management beneficially owns 39% of our outstanding shares, their interests may differ from the interests of our other shareholders, which could cause a material decline in the value of our shares.

Our three officers and directors indirectly own 27,950,000 common shares. In addition, Mr. Tran, our Chairman and principal executive officer, owns 40,000,000 shares of Series A Preferred Stock which are convertible into shares of common stock and vote with the common stock on the basis of each share of Series A Preferred Stock having the right to 10 votes. Accordingly, management beneficially owns and controls all of the voting stock of the Company. Therefore, management has significant influence on determining the outcome of any matters submitted to the shareholders for approval, including mergers, consolidations, the election of directors and other significant corporate actions. This ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination that may be in the best interest of the Company. Without the consent of management, we may be prevented from entering into transactions that could be beneficial to us or our minority shareholders. The interest of management may differ from the interests of our other shareholders. The concentration in the ownership of our shares may cause a material decline in the value of our shares. We cannot assure you that management will act in our best interests given management’s ability to control a significant majority of our voting shares.

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Risks Related to Our Common Stock

Since we are traded on the OTCQB, an active, liquid trading market for our common stock may not develop or be sustained. If and when an active market develops the price of our common stock may be volatile.

Presently, our common stock is traded on the OTCQB. Presently there is limited trading in our stock and in the absence of an active trading market investors may have difficulty buying and selling or obtaining market quotations, market visibility for shares of our common stock may be limited, and a lack of visibility for shares of our common stock may have a depressive effect on the market price for shares of our common stock.

The lack of an active market impairs your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair market value of your shares. An inactive market may also impair our ability to raise capital to continue to fund operations by selling shares.

Trading in stocks quoted on the OTCQB is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. The securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of shares of our common stock. Moreover, the OTCQB is not a stock exchange, and trading of securities is often more sporadic than the trading of securities listed on a quotation system like Nasdaq or a national stock exchange like the NYSE. Accordingly, stockholders may have difficulty reselling any shares of common stock.

There is no assurance that we will be able to pay dividends to our shareholders, which means that you could receive little or no return on your investment

Payment of dividends from our earnings and profits may be made at the sole discretion of our board of directors. There is no assurance that we will generate any distributable cash from operations. Our board may elect to retain cash for operating purposes, debt retirement, or some other purpose. Consequently, you may receive little or no return on your investment.

Our shares will be subordinate to all of our debts and liabilities, which increases the risk that you could lose your entire investment.

Our shares are equity interests that will be subordinate to all of our current and future indebtedness with respect to claims on our assets. In any liquidation, all of our debts and liabilities must be paid before any payment is made to our shareholders. The amount of any debt financing we incur creates a substantial risk that in the event of our bankruptcy, liquidation or reorganization, we may have no assets remaining for distribution to our shareholders after payment of our debts.

Our Board of Directors may authorize and issue shares of new classes of stock that could be superior to or adversely affect you as a holder of our common stock

Our board of directors has the power to authorize and issue shares of classes of stock, including preferred stock that have voting powers, designations, preferences, limitations and special rights, including preferred distribution rights, conversion rights, redemption rights and liquidation rights without further shareholder approval which could adversely affect the rights of the holders of our common stock. In addition, our board could authorize the issuance of a series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing common stockholders.

15

Any of these actions could significantly adversely affect the investment made by holders of our common stock. Holders of common stock could potentially not receive dividends that they might otherwise have received. In addition, holders of our common stock could receive less proceeds in connection with any future sale of the Company, whether in liquidation or on any other basis.

There is a limited public market for our Common Stock

There is currently a limited public market for the common stock. Holders of our common stock may, therefore, have difficulty selling their common stock, should they decide to do so. In addition, there can be no assurances that such markets will continue or that any shares of common stock will be able to be sold without incurring a loss. Any such market price of the common stock may not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value, and may not be indicative of the market price for the common stock in the future. Further, the market price for the common stock may be volatile depending on a number of factors, including business performance, industry dynamics, news announcements or changes in general.

We may, in the future, issue additional common shares, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorizes the issuance of 500,000,000 shares of common stock. We currently have 69,564,086 shares of common stock issued and outstanding. The future issuance of common stock will result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors and might have an adverse effect on any trading market for our common stock.

There is a limited market for our common stock, which may make it difficult for holders of our common stock to sell their stock.

Our common stock currently trades on the OTCQB under the symbol “VMNT” and currently there is minimal trading in our common stock. There can be no assurance as to the liquidity of any markets that may develop for our common stock, the ability of holders of our common stock to sell our common stock, or the prices at which holders may be able to sell our common stock. Further, many brokerage firms will not process transactions involving low price stocks, especially those that come within the definition of a “penny stock.” If we cease to be quoted, holders of our common stock may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our common stock, and the market value of our common stock would likely decline.

16

The trading price of our Common Stock is likely to be volatile, which could result in substantial losses to investors.

The trading price of our common stock is likely to be volatile and could fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors, including the performance and fluctuation of the market prices of other companies with business operations located outside of the United States. In addition to market and industry factors, the price and trading volume for our common stock may be highly volatile for factors specific to our own operations, including the following:

•	variations in our revenues, earnings and cash flow;
•	announcements of new investments, acquisitions, strategic partnerships or joint ventures by us or our competitors;
•	announcements of new offerings, solutions and expansions by us or our competitors;
•	changes in financial estimates by securities analysts;
•	detrimental adverse publicity about us, our brand, our services or our industry;
•	additions or departures of key personnel;
•	sales of additional equity securities; and
•	potential litigation or regulatory investigations.

Any of these factors may result in large and sudden changes in the volume and price at which our common stock will trade.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

We are subject to be the penny stock rules which will make shares of our common stock more difficult to sell.

We are subject now and, in the future, may continue to be subject, to the SEC’s “penny stock” rules if our shares of common stock sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction, the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our common stock. As long as our shares of common stock are subject to the penny stock rules, the holders of such shares of common stock may find it more difficult to sell their securities.

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The sale or availability for sale of substantial amounts of our common stock could adversely affect their market price.

Sales of substantial amounts of our common stock in the public market, or the perception that these sales could occur, could adversely affect the market price of our common stock and could materially impair our ability to raise capital through equity offerings in the future. Shares held by our existing shareholders may be sold in the public market in the future subject to the restrictions in Rule 144 and Rule 701 under the Securities. We currently have 69,564,086 shares of common stock outstanding, with approximately 39% of the shares being held by affiliates. We cannot predict what effect, if any, market sales of securities held by our significant shareholders or any other shareholder or the availability of these securities for future sale will have on the market price of our common stock.

We are an emerging growth company within the meaning of the Securities Act and therefore may take advantage of certain reduced reporting requirements.

Since we are an “emerging growth company,” as defined in the JOBS Act, we will take advantage of certain exemptions from requirements applicable to other public companies which are eligible to be considered emerging growth companies. Most significantly, we need not comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002.

ITEM 2. FINANCIAL INFORMATION

Management’s Discussion and Analysis of Financial Condition and Results of Operations

We make forward-looking statements in this report, in other materials we file with the Securities and Exchange Commission (the “SEC”) or otherwise release to the public, and on our website. In addition, our senior management might make forward-looking statements orally to analysts, investors, the media and others. Statements concerning our future operations, prospects, strategies, financial condition, future economic performance (including growth and earnings) and demand for our products and services, and other statements of our plans, beliefs, or expectations, including the statements contained in this Item 2 “Management’s Discussion and Analysis of Financial Condition and Results of Operation,” regarding our future plans, strategies and expectations are forward-looking statements. In some cases, these statements are identifiable through the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would” and similar expressions. You are cautioned not to place undue reliance on these forward-looking statements because these forward-looking statements we make are not guarantees of future performance and are subject to various assumptions, risks, and other factors that could cause actual results to differ materially from those suggested by these forward-looking statements. Thus, our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to, changes in: economic conditions generally and the automotive modified plastics market specifically, legislative or regulatory changes that affect our business, including changes in regulation, the availability of working capital, the introduction of competing products, and other risk factors described herein. These risks and uncertainties, together with the other risks described from time-to-time in reports and documents that we filed with the SEC should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Indeed, it is likely that some of our assumptions will prove to be incorrect. Our actual results and financial position will vary from those projected or implied in the forward-looking statements and the variances may be material. We expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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The forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about our industry, business and future financial results. The forward-looking statements speak only as of the date on which they are made, and, except to the extent required by federal securities laws, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which the statements are made or to reflect the occurrence of unanticipated events. Our actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including those discussed under “Item 1A. Risk Factors” and other sections in this Form 10.

Overview

Vemanti, incorporated on April 3, 2014 under the laws of the State of Nevada, is a technology-driven and fintech-focused company that seeks to be active in the high-growth emerging markets. Through our wholly-owned subsidiary, VoiceStep, we provide a one-stop solution with regard to business-class VoIP services to our SME customers in the United States. We also have 20% ownership interest in Fvndit which, through its subsidiaries, operates an online short-term P2P financing platform for SMEs in Vietnam.

On July 17, 2018, the Company made a $25,000 Keep It Simple Security (“KISS”) investment in a first round offering of Chopp, Inc. (“Chopp”), a Delaware-registered online logistics company that currently operates as a same-day e-grocery delivery service. Vemanti believed Chopp had similar synergies to eLoan and as such, would be a good investment for our Company. Chopp’s valuation exceeded our Company’s expectations and they continued to take on more investors. Unfortunately, our initial investment was diluted to the extent that it did not make sense to keep our investment in Chopp. Given Chopp’s higher than expected valuation, it also did not make sense financially for the Company to come in on a second round offering as we did not have the capital needed. In June 2019, the Company cancelled its investment in Chopp, Inc. and received repayment of its initial $25,000 investment.

We began generating revenue from the sales of our VoiceStep products since its inception in 2014, but have incurred significant net losses since 2015. For the fiscal year ended December 31, 2020 and 2019, we recognized approximately $162,292, and $326,840, respectively, in sales, and $17,690 and $10,751, respectively from other income. For the fiscal year ended December 31, 2020 and 2019, we also recorded $8,503 unrealized loss and an unrealized gain of $6,559, respectively, on our investment in Fvndit. For the fiscal year ended December 31, 2019, the earnings from Fvndit was insignificant. We incurred a net loss of $76,876 and $225,861, respectively, for the fiscal year ended December 31, 2020 and 2019.

As reflected in the consolidated  financial statements, we used cash in operations of $75,312 and had a net loss from operations of $76,876 and an accumulated deficit of $1,658,963 for the fiscal year ended December 31, 2020. While we believe in the viability of our strategy to generate sufficient revenues and in our ability to raise additional funds, there can be no assurances that we will be successful or that our cash position will be sufficient to support our daily operations. Our continued existence is dependent upon our ability to continue to execute our operating plan and to obtain additional debt or equity financing. There can be no assurance the necessary debt or equity financing will be available or will be available on terms acceptable to our Company. Accordingly, we may decide to exit our existing business and explore potential strategic alternatives, including establishing a new business, or target an existing business for acquisition, without restriction to any specific business, industry or geographical location.

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Results of Operations

Fiscal year ended December 31, 2020 compared to fiscal year ended December 31, 2019

	2020	2019
	Amount	Amount
Sales	$162,292	$326,840
Cost of sales	$36,016	$64,008
Gross margin	$126,276	$262,832
Total other income (expense) net	$9,187	$17,310
Total operating expenses	$210,691	$506,003
Net loss	$(76,876)	$(225,861)

Revenues

Revenues were $162,292 in the fiscal year ended December 31, 2020, a decrease of $164,548 or 50.3%, compared to $326,840 in the same period of last year. The decrease was mainly due to the abundant supply of telecommunications applications that provide free-of-charge video chats and voice calls between computers, tablets, and mobile devices over the internet which led to a drop in demand for VoiceStep’s payment-based voice services.

Gross Profit and Gross Profit Margin

Gross profit was $126,276 in the fiscal year ended December, 2020, compared to $262,832 in the same period of 2019. Our gross profit margin decreased 51.9% for the fiscal year ended December 31, 2020. The decrease was mainly due to the abundant supply of telecommunications applications that provide free-of-charge video chats and voice calls between computers, tablets, and mobile devices over the internet which led to a drop in demand for VoiceStep’s payment-based voice services

Equipment

Equipment at December 31, 2020 and December 31, 2019 consisted of the following:

	December 31, 2020	December 31, 2019
Software licenses	$32,188	$32,188
Computer equipment	17,080	17,080
	49,268	49,268
Less accumulated depreciation	(47,895)	(47,154)
Equipment, net	$1,373	$2,114

Depreciation expense was $741 for the years ended December 31, 2020 and 2019.

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Digital Assets

The following represents the change in digital assets:

	December 31, 2020	December 31, 2019
	Cryptocurrencies
Beginning balance	$-	$3,921
Realized gain	-	4,322
Impairment Loss	-	-
Transfer of cryptocurrencies	-	(8,243)
Ending balance	$-	$-

The Company does not record fair value gains (losses) associated with its digital assets. Cryptocurrencies are classified as intangible assets, and the Company tests these assets for impairment on an annual basis. In May 2019, the Company’s entire digital assets balance was used to pay the CEO for services rendered (see Material Transactions with Related Parties).

General and Administrative Expenses

General and administrative (G&A) expenses were $210,691 for the fiscal year ended December 31, 2020 compared to $506,003 in the same period in 2019, representing a decrease of 58.3%, or $295,312. The decrease was mainly due to reduced expenses and compensations paid to outside consultants and contractors.

Operating Loss

Total operating income loss was $84,415 in the fiscal year ended December 31, 2020 compared to $243,171 in the same period of 2019, representing a decrease $158,756 or 65.3%. This decrease is primarily due to reduced operating expenses.

Income Taxes

	2020		2019
	Amount	Percent	Amount	Percent

Federal statutory rates	$(15,798)	21.0%	$(47,431)	21.0%
State income taxes	(6,620)	8.8%	(19,876)	8.8%
Permanent differences	946	21.00%	(915)	-0.4%
Valuation allowance	21,472	-28.54%	66,392	-29.8%
Effective rate	$-	0.0%	$-	0.0%

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As of December 31, 2020 and 2019, there were no significant deferred tax assets, except for a net operating loss carryforwards for which a 100% valuation allowance has been provided.

The Company annually conducts an analysis of its tax positions and has concluded that it has no uncertain tax positions as of December 31, 2020 and 2019. The 2017 to 2019 tax years are still subject to federal audit. The 2016 to 2019 tax years are still subject to state audit.

The Company had $1,132,304 and $1,061,581 of net operating loss carryforwards available as of December 31, 2020 and 2019, respectively, for Federal and state tax purposes. Net operating loss carryforwards start to expire in 2039 or 20 years for federal income and state tax purposes.

Net Income

As a result of the above factors, we had a net loss of $76,876 at the fiscal year end of December 31, 2020 compared to a net loss of $225,861 in 2019.

LIQUIDITY AND CAPITAL RESOURCES

Historically, our primary uses of cash have been to finance working capital needs. We expect that we will be able to meet our needs to fund operations, capital expenditures and other commitments in the next 12 months primarily with our cash and cash equivalents and operating cash flows.

We may need to raise additional capital to fund our operating expenses, pay our obligations, and grow our company in the future. Our current resources may be insufficient to satisfy all of our cash requirements and we may seek to sell additional equity or debt securities or obtain a credit facility. Our future operations may be dependent on our ability to secure additional financing. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Furthermore, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock.

Currently, the Company has sufficient cash to remain in business for the next 12 months.

The following table sets forth a summary of our cash flows for the periods indicated.

Item	For the Year Ended December 31,
	2020	2019
Net cash used in operating activities	$(75,312)	(109,553)
Net cash used in investing activities	200,000	(175,000)
Net cash provided by financing activities	-	-
Net (decrease) increase in cash	124,688	(284,553)
Cash at the beginning of period	118,806	403,359
Cash at the end of period	$243,494	$118,806

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Operating Activities

Net cash used in operating activities was $75,312 for the fiscal year ended December 31, 2020, as compared to $109,553 used in operating activities for the fiscal year ended December 31, 2019, primarily due to the net losses incurred.

Investing Activities

Net cash provided by investing activities was $200,000 for the fiscal year ended December 31, 2020, compared to net cash used in investing activities of $175,000 for the fiscal year ended December 31, 2019.

COMMITMENTS AND CONTINGENCIES

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Critical Accounting Policies

These audited consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). These audited consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto. In preparing these audited consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the consolidated financial statements and the reported amount of revenues and expenses during the reporting periods. Actual results could differ from those estimates. The most significant estimates and assumptions included in the Company’s consolidated financial statements relate to revenue recognition, allowances for doubtful accounts, valuations for deferred income taxes and recoverability of investments.

The accompanying audited consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, VoiceStep. All significant intercompany transactions and balances have been eliminated.

Revenue recognition

On January 1, 2019, the Company adopted the accounting standard ASC 606, Revenue from Contracts with Customers, for all open contracts and related amendments as of December 31, 2019 using the modified retrospective method. The adoption had no impact to the reported results.

The Company recognizes revenue in accordance with ASC 606, the core principle of which is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to receive in exchange for those goods or services. To achieve this core principle, five basic criteria must be met before revenue can be recognized: (1) identify the contract with a customer; (2) identify the performance obligation(s) in the contract; (3) determine the transaction price; (4) allocate the transaction price to performance obligation(s) in the contract; and (5) recognize revenue when or as the Company satisfies a performance obligation.

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The Company recognizes revenues derived from sub-leasing telecommunications infrastructure and the provision of telecommunications and colocation services. These revenues are accounted for as a single performance obligation satisfied over time because the customer simultaneously receives and consumes the benefits of the Company’s performance on a monthly basis. These arrangements stipulate monthly billing and the Company has elected the “as invoiced” practical expedient to recognize revenue as the services are consumed as the Company has the right to payment in an amount that corresponds directly with the value of performance completed to date.

Taxes collected from customers and remitted to a governmental authority are reported on a net basis and are excluded from revenue. Most revenue is billed in advance on a fixed-rate basis. The remainder of revenue is billed in arrears on a transactional basis determined by customer usage.

The Company often bills customers for upfront charges. These charges relate to down payments or prepayments for future services or equipment and are influenced by various business factors including how the Company and customer agree to structure the payment terms. These payments are recognized as deferred revenue until the service is provided or equipment is delivered and installed. All ongoing fees are billed and recognized as revenue on a monthly basis as service is provided.

Use of estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates made by management include, among others, revenue recognition, recoverability of accounts receivable, and investments. Actual results could differ from those estimates. It is possible that accounting estimates and assumptions may be material to the Company due to the levels of subjectivity and judgment involved.

Income taxes

The Company accounts for income taxes in accordance with FASB ASC Topic 740, Income Taxes. ASC 740 requires a company to use the asset and liability method of accounting for income taxes, whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion, or all of, the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded.

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Property, Plant And Equipment, Net

Equipment is stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When equipment is retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of equipment is provided using the straight-line method for substantially all assets with estimated lives as follows:

Software licenses	5 years
Computer equipment	5 years

Long-Lived Assets

The Company applies the provisions of Accounting Standards Codification (“ASC”) Topic 360, Property, Plant, and Equipment, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. ASC 360 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair values are reduced for the cost of disposal. Based on its review at September 30, 2020 and December 31, 2019, the Company believes there was no impairment of its long-lived assets.

Recently Issued Accounting Guidance

In August 2018, the FASB issued ASU No. 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework— Changes to the Disclosure Requirements for Fair Value Measurement. The guidance is intended to improve the fair value measurement reporting of financial instruments including the effectiveness of the notes to financial statements by facilitating clearer communication, and it includes multiple new, eliminated and modified disclosure requirements. The guidance was effective for the Company as of January 1, 2020. The adoption of this guidance is not expected to have a material impact on the Company’s consolidated financial statements.

In December 2019, the FASB issued ASU No. 2019-12 Income Taxes (Topic 740)—Simplifying the Accounting for Income Taxes. The guidance removes certain exceptions to the general income tax accounting principles and clarifies and amends existing guidance to facilitate consistent application of the accounting principles. The new guidance is effective for the Company as of January 1, 2021. The adoption of the amendments in this update is not expected to have a material impact on the Company consolidated financial position and results of operations.

Management does not believe any other recently issued but not yet effective accounting pronouncement, if adopted, would have a material impact effect on the Company’s present or future financial statements.

Quantitative and Qualitative Disclosures about Market Risks

Not applicable.

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Legal Proceedings

From time to time, the Company and its affiliates are parties to various legal actions arising in the ordinary course of business. There are no pending legal proceedings against the Company or its affiliates.

ITEM 3. PROPERTIES.

Since 2014, the Company has operated under a shared-workspace environment at Regus in Irvine, CA and Newport Beach, CA. Its official mailing address is 7545 Irvine Center Dr., Ste. 200, Irvine, CA 92660, CA 92660, USA. The Company does not own any real estate. The Company believes that its current space is sufficient for its business.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The following table lists, as of  May 19, 2021, the number of shares of common stock beneficially owned by (i) each person, entity or group (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) known to the Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each of our directors (iii) each of our Named Executive Officers and (iv) all executive officers and directors as a group. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person directly or indirectly has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to dispose or direct the disposition of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary interest. Except as noted below, each person has sole voting and investment power with respect to the shares beneficially owned and each stockholder’s address is c/o Vemanti Group, Inc., 7545 Irvine Center Dr., Suite 200, Irvine CA, 93618.

The percentages below are calculated based on 69,564,086 shares of common stock issued and outstanding as of May 19, 2021.

Name of Beneficial Owner	Shares	Percentage	Voting Power %
Executive Officers and Directors:
Rachel Boulds	Common: 0	0%	0%
Richard Oravec	Common: 600,000	0.8%	0.8%
Tan Tran (1)	Common: 27,350,000	39.3%	39.3%
	Preferred: 40,000,000	100%	100%
All officers and directors as a group of (3 persons)

5% or Greater Holders:

Tan Tran (1)	Common: 27,350,000	39.3%	39.3%
	Shares: 40,000,000	100%	100%

_____________

(1)	Each share of Series A Preferred Stock has the right to 10 votes per each share of common stock.

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ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS.

The following table sets forth information regarding our current directors and executive officers:

Name	Age	Position
Tan Tran	56	Chief Executive Officer and Chief Financial Officer
Richard Oravec	50	Director
Rachel Boulds	51	Director

Tan Tran: Mr. Tran, age 56, has been our Company’s Chairman and Director since the Company’s inception in April 2014. Mr. Tran has also served, full time, as the Company’s President and Chief Executive Officer since April 2014. He co-founded VoiceStep in 2004. Since founding Vemanti Group, Tan has worked to share Vemanti’s strategy and vision with customers, partners, shareholders, and investors. His mission is to turn Vemanti into an investment and incubation platform for emerging companies with great growth potential, especially in Vietnam which continues to be an economic force on both a regional and global scale. He attended California State University, Fullerton with B.S.E.E. Mr. Tran’s management and extensive experience and his role as founder of VoiceStep led to the conclusion that he should serve as a director of Vemanti.

Richard Oravec: Mr. Oravec, age 50, has been our Company’s Director since April 2014. Mr. Oravec is keen on managing and building external relationships with Vemanti’s constituencies, including investors as well as media channels. He started his career as a Broker and a Financial Adviser at UBS, a global Swiss financial services company that is considered as the world’s largest manager of private wealth assets. Prior to joining our team and over the past 15 years, he has served as an advisor to smaller to mid-tier companies in the Private Equity, Investment Banking and Financial Services sectors. Mr. Oravec is a graduate of Boston University with a Bachelor‘s degree in Economics and International Relations. He also holds a Master’s degree in Finance from Fordham Gabelli School of Business in New York City. We believe Mr. Oravec’s background makes him well qualified to serve as a director.

Rachel Boulds: Ms. Boulds, age 51, has been our Company’s Director since January 2021. Ms. Boulds was appointed as the Company’s Chief Financial Officer and served in that capacity from May 2016 through October 2018, when she resigned. Ms. Boulds rejoined the Company as a Director earlier this year. Ms. Boulds specializes in preparation of full disclosure financial statements for public companies to comply with GAAP and SEC requirements. Prior to joining our Company, Ms. Boulds worked as a senior auditor for HJ & Associates, LLC, where she performed audits and reviews for public and private companies. Ms. Boulds holds a Bachelor’s degree in Accounting from San Jose State University. Ms. Bould’s leadership experience makes her well qualified to serve as a director on our board.

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Family Relationships

There are no family relationships among our directors.

Involvement in Certain Legal Proceedings

During the past ten years no current director, executive officer, promoter or control person of the Company has been involved in the following:

(1) A petition under the Federal bankruptcy laws or any state insolvency law which was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2) Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

i. Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii. Engaging in any type of business practice; or

iii. Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(4) Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

(5) Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

(6) Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

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(7) Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i. Any Federal or State securities or commodities law or regulation; or

ii. Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii. Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(8) Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Board Committees

The Company has a formal Audit Committee as of January 2021. Rachel Boulds and Richard Oravec are the members of the Audit Committee and Richard Oravec serves as the Chairman. The Company does not have a formal Nominating Committee or Compensation Committee. As the Company’s business expands, the directors will evaluate the necessity of such committees.

Code of Ethics

The Company adopted a code of ethics policy to apply to its principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions on February 23, 2016.

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ITEM 6. EXECUTIVE COMPENSATION.

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to our Chief Executive Officer with compensation exceeding $100,000 during 2020 (“Named Executive Officer”).

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)

Tan Tran	2020	$40,000	0	0	0	$40,000
	2019	$134,000	0	0	$8,234	$142,234

Employment Agreements with Key Executives

None.

Director Compensation

There is currently no agreement or arrangement to pay any of our directors for their services as directors.

Outstanding Equity Awards at Fiscal Year-End

There are no current outstanding equity awards as of December 31, 2020.

Long-Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits.

Compensation Committee

We currently do not have a compensation committee of the Board of Directors. The Board of Directors as a whole determines executive compensation.

Compensation of Directors

For the years ended December 31, 2020 and 2019, no members of our board of directors received compensation in their capacity as directors.

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE.

Certain Relationships and Related Transactions

On November 13, 2018, the Company purchased a 20% interest in Fvndit, Inc.. f/k/a Directus Holdings, Inc., which owns eLoan, JSC (“eLoan”), a fintech company based in Vietnam, for $300,000. Half of the purchase price was made through a cash payment of $150,000, and the remaining half of the purchase price was made through the issuance of 1,252,086 shares of Vemanti Group’s common stock to the founders of eLoan.

On October 5, 2020, Fvndit issued 500,000 shares of common stock to Tan Tran, CEO and majority shareholder of Vemanti. Mr. Tran and Vemanti together own 8,500,000 shares or 20.99% of  Fvndit’s total outstanding shares.

On August 9, 2019 Vemanti entered into an agreement to lend $200,000 to Fvndit for the purpose of developing a peer-to-peer business lending platform operating in Vietnam. The annual interest rate on the loan is 10.5% payable monthly to Vemanti. On August 12, 2019 Fvndit drew down the full $200,000. The entire loan was subsequently repaid in full by August 12, 2020.

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Material Transactions with Related Parties

On May 15, 2019, the Company transferred assets with a fair market value of $8,243 to Mr. Tran in exchange for services rendered.

Since 2019, The Company has paid for some administrative expenses on behalf of Fvndit. The balance of those payments were $24,498 for the year ended December 31, 2020 and $17,109 for the year ended December 31, 2019.

The Company pays the Chief Executive Officer for professional services. The total of those payments were $40,000 in 2020, and $134,000 in 2019.

VoiceStep pays a member of the Chief Executive Officer’s family for technical services. The total of those payments were $40,000 in 2020, and $48,000 in 2019.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), Director(s) and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our Directors will continue to approve any related party transaction.

Director Independence

Our board of directors is currently composed of three members, two of whom qualify as independent directors in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us.

ITEM 8. LEGAL PROCEEDINGS.

The Company is not a party to any legal proceedings nor is the Company aware of any pending or threatened litigation.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

Our common stock is currently quoted on the OTCQB under the trading symbol “VMNT”. Trading in stocks quoted on the OTC Markets is often thin and is characterized by wide fluctuations in trading prices due to many factors that may have little to do with a company’s operations or business prospects. We cannot assure you that there will be a market for our common stock in the future.

There is no active trading market for our common stock.

As of May 19, 2021, we had 69,564,086 shares of our Common Stock, par value $0.0001, issued and outstanding. There were 76 beneficial owners of our Common Stock.

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Penny Stock Regulations

The Securities and Exchange Commission has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share. Our Common Stock is currently within the definition of a penny stock and will be subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 individually, or $300,000, together with their spouse).

For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the “penny stock” rules may restrict the ability of broker-dealers to sell our Common Stock and may affect the ability of investors to sell their Common Stock in the secondary market.

In addition to the “penny stock” rules promulgated by the Securities and Exchange Commission, the Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may limit the investors’ ability to buy and sell our stock.

Dividend Policy

We have not paid any cash dividends since our inception. Any future determination as to the declaration and payment of dividends on shares of our Common Stock will be made at the discretion of our board of directors out of funds legally available for such purpose. We are under no contractual obligations or restrictions to declare or pay dividends on our shares of Common Stock. In addition, we currently have no plans to pay such dividends. Our board of directors currently intends to retain all earnings for use in the business for the foreseeable future.

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Equity Compensation Plan Information

The Company has a formal Stock Incentive Plan (the “Plan”), which was adopted in March 25, 2015, which is filed as an exhibit and incorporated herein by reference. 5,000,000 shares of the Company’s common stock was reserved for awards in the Plan. No awards have been granted since the Plan’s adoption in March 2015.

Purchases of Equity Securities by the Registrant and Affiliated Purchaser

We have not repurchased any shares of our common stock during the fiscal years ended December 31, 2020, or 2019, respectively.

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES.

The following information represents securities sold by the Company within the past three years which were not registered under the Securities Act. Included are sales of reacquired securities, as well as new issues, securities issued in exchange for property, services, or other securities, and new securities resulting from the modification of outstanding securities.

Between January 23, 2018 and November 2, 2018, the Company issued 4,756,086 shares of common stock in consideration of $500,000. Each purchaser of the Company’s securities is an accredited investor as defined under Rule 501 of Regulation D of the Act.

On October 29, 2018, the Company issued 626,043 shares of common stock to Trung Viet Vo in consideration for the Company’s 20% ownership interest in Fvndit f/k/a Directus Holdings, Inc.

On October 29, 2018, the Company issued 626,043 shares of common stock to Thomas Duc Tran in consideration for the Company’s 20% ownership interest in Fvndit f/k/a Directus Holdings, Inc.

On March 29, 2019, the Company issued 300,000 shares of common stock to Dennis Gumm, an individual, as payment for his consulting services to the Company.

On April 1, 2019, the Company issued 3,250,000 shares of common stock to the Chenyuan Anthony Chen, an individual, as payment for his consulting services to the Company.

The issuances of the shares described above were exempt from registration under Section 4(a)(2) and/or Rule 506(b) of Regulation D as promulgated by the Securities and Exchange Commission under the Securities Act, as transactions by an issuer not involving any public offering. The foregoing issuances did not involve any underwriters, underwriting discounts or commissions, or any public offering and we believe are exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof.

ITEM 11. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

Common Stock

The Company’s outstanding shares of common stock have a par value of $0.0001 per share. The Company’s Articles of Incorporation (the “Articles of Incorporation”) authorizes 500,000,000 shares of common stock. There are 69,564,086 total shares outstanding of which 21,520,000 shares in the public float as of May 19, 2021. The holders of common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders. Holders of common stock do not have cumulative voting rights.

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Holders of Common Stock do not have any preference, preemptive rights or right of subscription to acquire shares of the Company’s authorized, issued, or sold, or to be authorized, issued or sold, or any obligations, nor any right of subscription thereto, other than to the extent, if any, the Board of Directors, in its sole discretion, may determine from time to time.

No Cumulative Voting

Except as may be provided by the resolutions of the Board of Directors authorizing the issuance of common stock, cumulative voting by any shareholder is expressly denied.

Rights upon Liquidation, Dissolution or Winding-Up of the Company

Upon any liquidation, dissolution or winding-up of the corporation, whether voluntary or involuntary, the remaining net assets of the Company shall be distributed pro rata to the holders of the common stock.

Preferred Stock

The Articles of Incorporation also authorizes 50,000,000 shares of preferred stock, par value $0.0001 per share. The purpose of authorizing the Board of Directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a shareholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of the Company’s outstanding voting stock. Additionally, the issuance of preferred stock may adversely affect the holders of the Company’s common stock by restricting dividends on the Company’s common stock, diluting the voting power of the Company’s common stock or subordinating the liquidation rights of the Company’s common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of the Company’s common stock.

The Articles of Incorporation were amended on May 1, 2014 designating 40,000,000 shares of authorized and issued preferred stock of the Company as “Series A Preferred Stock” with voting rights, preferences and powers such that each share of Series A Preferred Stock shall vote as a class on all issues to which shareholders of common stock have a right to vote but shall have ten (10) votes per share of Series A Preferred stock while the shares of Common Stock shall have one vote per share. There are 40,000,000 of Series A Preferred Stock outstanding.

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Under our Bylaws, every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability, and loss (including attorneys’ fees judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right, which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil or criminal action, suit, or proceeding must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the company. Such right of indemnification shall not be exclusive of any other right which such directors, officers, or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of shareholders, provision of law, or otherwise.

Without limiting the application of the foregoing, the Board of Directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Company to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Company would have the power to indemnify such person. The indemnification provided shall continue as to a person who has ceased to be a director, officer, employee, or agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We have not entered into any agreements with our directors and executive officers that require us to indemnify these persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that the person is or was a director or officer of our Company or any of our affiliated enterprises. We do not maintain any policy of directors’ and officers’ liability insurance that insures its directors and officers against the cost of defense, settlement or payment of a judgment under any circumstances.

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ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019 (AUDITED)

Vemanti Group, Inc.

CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

With Report of Independent Registered Public Accounting Firm Thereon

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F-1

18012 Sky Park Circle, Suite 200 Irvine, California 92614 tel 949-852-1600 fax 949-852-1606 www.rjicpas.com

Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors

Vemanti Group, Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Vemanti Group, Inc. and Subsidiary (the “Company”), as of December 31, 2020 and 2019, and the related consolidated statements of operations, stockholders’ equity and cash flows for the years then ended, and the related notes to the consolidated financial statements.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Security and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error fraud and performing procedures that respond to those risks. Such procedures include examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee that (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved challenging, subjective, or complex judgements. We determined that there are no critical audit matters.

/s/ Ramirez Jimenez International CPAs

We have served as the Company’s auditor since 2017

Irvine, California

March 24, 2021

F-2

Vemanti Group, Inc. and Subsidiary
Consolidated Balance Sheets

	December 31, 2020	December 31, 2019
ASSETS
Current Assets:
Cash	$243,494	$118,806
Accounts receivable	1,224	2,235
Loan to Fvndit, Inc	-	200,000
Due from Fvndit, Inc	24,498	17,109
Total Current Assets	269,216	338,150

Equipment, net	1,373	2,114
Other assets	298,056	306,559
TOTAL ASSETS	$568,645	$646,823

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable	$1,077	$914
Accrued expenses	-	2,078
Deferred revenues	613	-
Total Current Liabilities	1,690	2,992
TOTAL LIABILITIES	1,690	2,992

STOCKHOLDERS' EQUITY:
Preferred stock, $0.0001 par value, 50,000,000 shares authorized; 40,000,000 shares issued and outstanding	4,000	4,000
Common stock, $0.0001 par value, 500,000,000 shares authorized; 68,984,086 shares issued and outstanding as of December 31, 2020 and 2019	6,898	6,898
Additional paid-in capital	2,215,020	2,215,020
Accumulated deficit	(1,658,963)	(1,582,087)
Total stockholders' equity	566,955	643,831
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$568,645	$646,823

The accompanying notes are an integral part of these consolidated financial statements.

F-3

Vemanti Group, Inc. and Subsidiary
Consolidated Statements of Operations

	For the Years Ended December 31,
	2020	2019
Sales	$162,292	$326,840
Cost of sales	36,016	64,008
Gross margin	126,276	262,832

Operating expenses:
General and administrative expenses	210,691	506,003
Total operating expenses	210,691	506,003
Loss from operations	(84,415)	(243,171)

Other income (expense):
Other income	17,690	10,751
Unrealized gain/(loss)	(8,503)	6,559
Total other income (expense)	9,187	17,310

Loss before provision for income taxes	(75,228)	(225,861)

Provision for income taxes	1,648	-

Net loss	$(76,876)	$(225,861)

Loss per share:
Basic	$(0.00)	$(0.00)
Diluted	$(0.00)	$(0.00)

Weighted average shares outstanding:
Basic	68,984,086	68,101,483
Diluted	68,984,086	68,101,483

The accompanying notes are an integral part of these consolidated financial statements.

F-4

Vemanti Group, Inc. and Subsidiary Consolidated Statements of Stockholders' Equity

					Additional		Total
	Preferred Stock		Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance, December 31, 2018	40,000,000	$4,000	65,434,086	$6,543	$2,041,792	$(1,356,226)	$696,109
Stock issued for professional services	-	-	3,550,000	355	173,228	-	173,583
Net loss	-	-	-	-	-	(225,861)	(225,861)
Balance, December 31, 2019	40,000,000	4,000	68,984,086	6,898	2,215,020	(1,582,087)	643,831
Net loss	-	-	-	-	-	(76,876)	(76,876)
Balance, December 31, 2020	40,000,000	$4,000	68,984,086	$6,898	$2,215,020	$(1,658,963)	$566,955

The accompanying notes are an integral part of these consolidated financial statements.

F-5

Vemanti Group, Inc. and Subsidiary
Consolidated Statements of Cash Flows

	For the Years Ended December 31,
	2020	2019
Cash flows from operating activities:
Net loss	$(76,876)	$(225,861)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	741	741
Unrealized (gain)/loss from investment in Fvndit	8,503	(6,559)
Disposal of digital assets	-	3,921
Stock-based compensation	-	173,583
Changes in assets and liabilities:
Accounts receivable	1,011	4,260
Other current assets	(7,389)	(17,109)
Accounts payable	163	(932)
Accrued expenses	(2,078)	(41,597)
Deferred revenues	613	-
Net cash used in operating activities	(75,312)	(109,553)

Cash flows from investing activities:
Proceeds from cancellation of investment in Chopp, Inc.	-	25,000
Proceeds from loan repayment by Fvndit	200,000	-
Loan to Fvndit	-	(200,000)
Net cash provided by (used in) investing activities	200,000	(175,000)

Net (decrease) increase in cash	124,688	(284,553)

Cash, beginning of the year	118,806	403,359

Cash, end of the year	$243,494	$118,806

Supplemental disclosure of cash flow information:
Cash paid for interest	$25	$-
Income taxes	$1,665	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-6

Vemanti Group, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

NOTE 1 - Organization and Basis of Presentation

Organization and Line of Business

Vemanti Group, Inc., (“Vemanti”) was incorporated on April 3, 2014 under the laws of the state of Nevada. VoiceStep Telecom, LLC, a California limited liability company, was formed on January 27, 2005 and originally founded in 2002 (“VoiceStep”). On April 3, 2014, the sole member of VoiceStep exchanged 100% of his membership interest in VoiceStep for 40,000,000 shares of Vemanti’s common stock and 40,000,000 shares of Vemanti’s preferred stock. Vemanti and its wholly-owned subsidiary, VoiceStep is hereafter referred to as the “Company.”

The Company is a technology-driven holding company that seeks to be active in high-growth and emerging markets. Its core strengths are in technology development and investment. It drives growth through acquisition and investment in disruptive and foundational technologies by targeting early-stage companies that have market viable products or by starting a new subsidiary of its own. Strategically, it focuses mainly on blockchain projects and applications combined with other emerging technologies, including machine learning/AI, security and internet of things (IoT).

Currently, through VoiceStep, the Company provides a one-stop resource for IP (Internet Protocol) communication needs. VoiceStep’s network offers availability, coverage and flexibility, and enables the following technology solutions: unified communications, data center services, content delivery, voice over IP (VoIP) and cloud computing. VoiceStep's core customer base is largely made up of wholesale International prepaid calling operators. That aspect of its business has eroded drastically due to wide consumer adoption of free messaging apps such as Viber, WhatsApp, Facebook, Facetime, WeChat, etc. Its declined year over year revenues are a result of those wholesale customers slowly exiting the market. It’s now focusing mostly on small business customers with better retention.

Management’s Plans

The Company reported net losses in the amount of approximately $76,876 and $225,861, in 2020 and 2019, respectively, and used cash in operating activities in the amount of approximately $75,312 and $109,553 in 2020 and 2019, respectively. As of December 31, 2020, the Company had positive working capital in the amount of approximately $267,526 and total stockholders’ equity of approximately $566,000. Subsequent to December 31, 2020, the Company issued 250,000 common shares at $0.46 per share for $115,000, and 80,000 common shares at $1.25 per share for $100,000.

Due to the global and distributed nature of the workforce, businesses today demands service providers to offer not only simple voice and data services, but also fully integrated productivity and coloration tools such as Customer Relationship Management (CRM), call center, team and video messaging, and e-conferencing to bring their teams and customers together on one single business communications platform. In order to match those demands, the Company would need to revamp and re-engineer its current platform as well as adding a large team of product and business developers which would require a sizable upfront investment. Currently, the Company simply does not have the capital committed for such development, so there are no plans to further grow VoiceStep’s core business. Furthermore, the market is already saturated with much more established players. Going forward, the Company will focus its business development activities in the fintech sector to achieve future revenues and profits. Management believes it will be able to generate sufficient cash from operating activities to fully operate the Company during 2021 and beyond.

Risk and Uncertainties

The Company’s operations may be affected by the rent and ongoing outbreak of the coronavirus disease 2019 (Covid-19) which has been declared a pandemic by the World Health Organization in early 2020. The ultimate disruption which may be caused by the outbreak is uncertain; however, it may result in a material adverse impact on the Company’s consolidated financial position, operations and cash flows. Possible areas that may be affected include, but are not limited to, disruption to the Company’s labor workforce, unavailability of products and supplies used in operations, and the decline in value of assets held by the Company, including property and equipment. Currently, the Company is unable to determine the impact that Covid-19 may have.

F-7

Vemanti Group, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

NOTE 2 – Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, VoiceStep. All significant intercompany transactions and balances have been eliminated.

Use of Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates made by management include, among others, revenue recognition, recoverability of accounts receivable, and investments. Actual results could differ from those estimates. It is possible that accounting estimates and assumptions may be material to the Company due to the levels of subjectivity and judgment involved.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and cash in time deposits, certificates of deposit, and all highly liquid debt instruments with original maturities of three months or less. As of December 31, 2020 and December 31, 2019, the Company had no cash equivalents.

Accounts Receivable

The Company regularly reviews its accounts receivable for collectability and establishes an allowance for doubtful accounts as necessary using the allowance method. The receivables are not collateralized.

The Company estimates the ability to collect receivables by performing ongoing credit evaluations of its customers’ financial condition. Estimates are based on assumptions and other considerations, including payment history, credit ratings, customer financial performance, industry financial performance and aging analysis. The Company reviews its accounts receivable by aging category and to identify customers with known disputes or collection issues. In determining the allowance, the Company makes judgments about the creditworthiness of a majority of its customers based on ongoing credit evaluations. The Company also considers its historical level of credit losses and current economic trends that might impact the level of future credit losses. Accounts receivable are written-off when they are deemed uncollectible.

Equipment

Equipment is stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When equipment is retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of equipment is provided using the straight-line method for substantially all assets with estimated lives as follows:

Software licenses	5 years
Computer equipment	5 years

F-8

Vemanti Group, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

Long-Lived Assets

The Company applies the provisions of Accounting Standards Codification (“ASC”) Topic 360, Property, Plant, and Equipment, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. ASC 360 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair values are reduced for the cost of disposal. Based on its review at December 31, 2020 and December 31, 2019, the Company believes there was no impairment of its long-lived assets.

Revenue Recognition

On January 1, 2019, the Company adopted the accounting standard ASC 606, Revenue from Contracts with Customers, for all open contracts and related amendments as of December 31, 2019 using the modified retrospective method. The adoption had no impact to the reported results.

The Company recognizes revenue in accordance with ASC 606, the core principle of which is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to receive in exchange for those goods or services. To achieve this core principle, five basic criteria must be met before revenue can be recognized: (1) identify the contract with a customer; (2) identify the performance obligation(s) in the contract; (3) determine the transaction price; (4) allocate the transaction price to performance obligation(s) in the contract; and (5) recognize revenue when or as the Company satisfies a performance obligation.

The Company recognizes revenues derived from sub-leasing telecommunications infrastructure and the provision of telecommunications and colocation services. These revenues are accounted for as a single performance obligation satisfied over time because the customer simultaneously receives and consumes the benefits of the Company’s performance on a monthly basis. These arrangements stipulate monthly billing and the Company has elected the “as invoiced” practical expedient to recognize revenue as the services are consumed as the Company has the right to payment in an amount that corresponds directly with the value of performance completed to date.

Taxes collected from customers and remitted to a governmental authority are reported on a net basis and are excluded from revenue. Most revenue is billed in advance on a fixed-rate basis. The remainder of revenue is billed in arrears on a transactional basis determined by customer usage.

The Company often bills customers for upfront charges. These charges relate to down payments or prepayments for future services or equipment and are influenced by various business factors including how the Company and customer agree to structure the payment terms. These payments are recognized as deferred revenue until the service is provided or equipment is delivered and installed. All ongoing fees are billed and recognized as revenue on a monthly basis as service is provided.

Stock-Based Compensation

The Company records stock-based compensation in accordance with Financial Accounting Standards Board (“FASB”) ASC Topic 718, Compensation – Stock Compensation. FASB ASC Topic 718 requires companies to measure compensation cost for stock-based employee compensation at fair value at the grant date and recognize the expense over the employee’s requisite service period. The Company recognizes in the statement of operations the grant-date fair value of stock options and other equity-based compensation issued to employees. Nonemployee share-based payment equity awards are measured at the grant-date fair value of the equity instruments and recognized as an expense over the requisite service period.

F-9

Vemanti Group, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

Income Taxes

The Company accounts for income taxes in accordance with FASB ASC Topic 740, Income Taxes. ASC 740 requires a company to use the asset and liability method of accounting for income taxes, whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion, or all of, the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded.

Basic and Diluted Earnings (Loss) Per Share

Earnings (loss) per share is calculated in accordance with ASC Topic 260, Earnings Per Share. Basic earnings per share (“EPS”) is based on the weighted average number of common shares outstanding. Diluted EPS is based on the assumption that all dilutive convertible shares and stock warrants were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. There are no potentially dilutive securities outstanding during any periods presented.

Fair Value Measurements

The Company applies the provisions of ASC 820-10, “Fair Value Measurements and Disclosures.” ASC 820-10 defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The three levels of valuation hierarchy are defined as follows:

•	Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

•

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

•	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

For certain financial instruments, the carrying amounts reported in the consolidated balance sheets for cash and current liabilities, each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest.

The Company used Level 1 inputs for its valuation methodology for digital assets by using Coinbase (coinbase.com, in United States Dollars). The digital assets were adjusted to the fair value at each period end, with any decreases in the fair value being recorded as a loss on the consolidated statement of operations.

F-10

Vemanti Group, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

Recent Authoritative Guidance

In August 2018, the FASB issued ASU No. 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework— Changes to the Disclosure Requirements for Fair Value Measurement. The guidance is intended to improve the fair value measurement reporting of financial instruments including the effectiveness of the notes to financial statements by facilitating clearer communication, and it includes multiple new, eliminated and modified disclosure requirements. The guidance was effective for the Company as of January 1, 2020. The adoption of this guidance is not expected to have a material impact on the Company’s consolidated financial statements.

In December 2019, the FASB issued ASU No. 2019-12 Income Taxes (Topic 740)—Simplifying the Accounting for Income Taxes. The guidance removes certain exceptions to the general income tax accounting principles and clarifies and amends existing guidance to facilitate consistent application of the accounting principles. The new guidance is effective for the Company as of January 1, 2021. The adoption of the amendments in this update is not expected to have a material impact on the Company consolidated financial position and results of operations.

Management does not believe any other recently issued but not yet effective accounting pronouncement, if adopted, would have a material impact effect on the Company’s present or future financial statements.

NOTE 3 – Digital Assets

The following represents the change in digital assets:

	December 31, 2020	December 31, 2019
	Cryptocurrencies
Beginning balance	$-	$3,921
Realized gain	-	4,322
Impairment Loss	-	-
Transfer of cryptocurrencies	-	(8,243)
Ending balance	$-	$-

The Company does not record fair value gains (losses) associated with its digital assets. Cryptocurrencies are classified as intangible assets, and the Company tests these assets for impairment on an annual basis. In May 2019, the Company’s entire digital assets balance was used to pay the CEO for services rendered (see note 10).

NOTE 4 – Equipment

Equipment at December 31, 2020 and December 31, 2019 consisted of the following:

	December 31, 2020	December 31, 2019
Software licenses	$32,188	$32,188
Computer equipment	17,080	17,080
	49,268	49,268
Less accumulated depreciation	(47,895)	(47,154)
Equipment, net	$1,373	$2,114

Depreciation expense was $741 for the years ended December 31, 2020 and 2019.

F-11

Vemanti Group, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

NOTE 5 – Stockholders’ Equity

Members’ Interest

VoiceStep is governed by the terms and conditions of the Limited Liability Company Agreement (the Agreement) dated May 3, 2005, as amended on January 27, 2014. VoiceStep shall continue until terminated in accordance with the terms of the Agreement or as provided by law, including events of dissolution. VoiceStep shall be dissolved only upon any of the following events: (i) the vote of Member(s) holding a majority to the dissolution and winding up of VoiceStep, (ii) the entry of a decree of judicial dissolution of VoiceStep and (iii) at any time there are no Member(s), subject to remedy within 90 days of occurrence of termination event by the last remaining Member in writing.

VoiceStep originally consisted of two Members each owning 50% of VoiceStep. On January 27, 2014, one of the members was bought out with the remaining member owning 100% of the membership interest in VoiceStep. On April 3, 2014, the remaining member exchanged his 100% interest in VoiceStep for 40,000,000 shares of Vemanti common stock.

Preferred stock

The Company has authorized the issuance of 50,000,000 shares of preferred stock, $0.0001 par value. At both December 31, 2020 and December 31, 2019, the Company had 40,000,000 shares of preferred stock issued and outstanding. (See Note 1)

Common stock

The Company has authorized the issuance of 500,000,000 shares of common stock, $0.0001 par value. At December 31, 2020 and December 31, 2019, the Company had 68,984,086 shares of common stock issued and outstanding, respectively.

During the twelve months ended December 31, 2019, the Company issued 3,550,000 shares of its common stock with a fair value of $173,583 to consultants for services rendered.

During the twelve months ended December 31, 2020, the Company did not issue any shares of its common stock.

NOTE 6 – Investment in Chopp, Inc.

On July 17, 2018, the Company made a $25,000 Keep It Simple Security (“KISS”) investment in Chopp, Inc. (“Chopp”), a Delaware-registered online logistics company that currently operates as a same-day e-grocery delivery service. The Company has recorded the investment under the cost method of accounting.

In June 2019, the Company cancelled its investment in Chopp, Inc. and received repayment of its $25,000 investment.

NOTE 7 – Investment in Fvndit, Inc. (formerly Directus Holdings, Inc.)

On November 13, 2018, the Company purchased a 20% investment in Directus Holdings, Inc., which owns eLoan, JSC (“eLoan”), a fintech company based in Vietnam, for $300,000. Half of the investment was made through a cash payment of $150,000, and the remaining half of the investment was made through the issuance of 1,252,086 shares of Vemanti Group’s common stock to the Founders of eLoan. On December 19, 2018, Directus Holdings, Inc. filed a Certificate of Amendment to Articles of Incorporation to the State of Nevada for its corporation name to be changed to Fvndit, Inc.

On October 5, 2020, Fvndit issued 500,000 shares of common stock to Tan Tran, CEO and majority shareholder of Vemanti. The issuance raised the total number of Fvndit outstanding shares to 40,500,000.Mr. Tran and Vemanti together own 8,500,000 shares or 20.99% of total Fvndit outstanding shares.

F-12

Vemanti Group, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

This investment is accounted for under the equity method of accounting. The equity method is applicable when a company has ownership in another company between 20% and 50% of the stock of the investee or if a company has significant influence over the other company. Under this accounting method, the investing company records the earning or loss of the investee for its proportional share of net income or loss. For 2020, Vemanti recorded $8,503 of unrealized loss on its investment in Fvndit. For 2019, Vemanti recorded $6,559 of unrealized gain on its investment in Fvndit.

NOTE 8 – Loan to Fvndit, Inc. (formerly Directus Holdings, Inc.)

Vemanti entered into an agreement to lend $200,000 to Fvndit for the purpose of developing a peer-to-peer business lending platform operating in Vietnam. The annual interest rate on the loan is 10.5% payable monthly to Vemanti. On August 12, 2019 Fvndit drew down the full $200,000.The entire loan was subsequently repaid in full in 2020.

NOTE 9 – Income Taxes

A reconciliation of the differences between the effective and statutory income tax rates for years ended December 31, 2020 and 2019 is as follows:

	2020		2019
	Amount	Percent	Amount	Percent

Federal statutory rates	$(15,798)	21.0%	$(47,431)	21.0%
State income taxes	(6,620)	8.8%	(19,876)	8.8%
Permanent differences	946	21.00%	(915)	-0.4%
Valuation allowance	21,472	-28.54%	66,392	-29.8%
Effective rate	$-	0.0%	$-	0.0%

At December 31, 2020 and 2019, there were no significant deferred tax assets, except for a net operating loss carryforwards for which a 100% valuation allowance has been provided.

The Company annually conducts an analysis of its tax positions and has concluded that it has no uncertain tax positions as of December 31, 2020 and 2019. The 2017 to 2019 tax years are still subject to federal audit. The 2016 to 2019 tax years are still subject to state audit.

The Company had $1,132,304 and $1,061,581 of net operating loss carryforwards available as of December 31, 2020 and 2019, respectively, for Federal and state tax purposes. Net operating loss carryforwards start to expire in 2039 or 20 years for federal income and state tax purposes.

NOTE 10 – Related Party Transactions

On May 15, 2019, the Company transferred assets with a fair market value of $8,243 to the CEO in exchange for services rendered.

Since 2019, The Company has paid for some administrative expenses on behalf of Fvndit. The balance of those payments were $24,498 for the year ended December 31, 2020 and $17,109 for the year ended December 31, 2019.

The Company pays the CEO for professional services. The total of those payments were $40,000 in 2020, and $134,000 in 2019.

VoiceStep pays a member of the CEO’s family for technical services. The total of those payments were $40,000 in 2020, and $48,000 in 2019.

F-13

Vemanti Group, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

NOTE 11 – Subsequent Events

The Company has evaluated subsequent events through March 24, 2021, the date on which the accompanying consolidated financial statements were available to be issued, and concluded that, no material subsequent events have occurred since December 31, 2020 that require recognition or disclosure in the consolidated financial statements except as follows:

On February 1, 2021, the Company issued 250,000 shares of common stock at $0.46 per share for $115,000.

On March 19, 2021, the Company issued 80,000 shares of common stock at $1.25 per share for $100,000.

F-16

ITEM 14 CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

None

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS.

a)Financial Statements and Schedules

The consolidated financial statements required to be field as part of this registration statement are included in Item 13 hereof.

b) Exhibits.

The following exhibits are either filed as a part hereof or are incorporated by reference. Exhibit numbers correspond to the numbering system in Item 601 of Regulation S-K.

Exhibit Number	Description of Document

3.1*	Articles of Incorporation of VoiceStep Telecom, LLC dated January 27, 2005.

3.2*	Articles of Incorporation of the Company dated April 3, 2014.

3.3*	Certificate of Amendment to the Articles of Incorporation of the Company dated May 1, 2014.

3.4*	Bylaws of the Company.

10.1*	Membership Interest Purchase Agreement between Mark Wehberg and Tan Tran dated January 22, 2014.

10.2*	Contribution Agreement between the Company and Tan Tran dated April 3, 2014.

10.3*	Note Agreement between the Company and Chopp, Inc. dated July 17, 2018.

10.4*	Note Cancellation Agreement between the Company and Chopp. Inc. dated June 27, 2019.

10.5*	Definitive Agreement between the Company, eLoan Joint Stock Company, eLoan Qualified Shareholders, eLoan Holdings Vietnam Joint Stock Company and Directus Holdings, Inc. dated July 10, 2018.

10.6*	Investment Agreement (short form) between the Company, eLoan Joint Stock Company and the eLoan Qualified Shareholders dated January 26, 2018.

10.7*	Loan Agreement between the Company and Fvndit, Inc. dated August 9, 2019.

10.8*	Form of VoiceStep Business Communications Service Agreement.

21.1*	List of subsidiaries of the Company

* previously filed

36

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VEMANTI GROUP, INC.

Date: May 21, 2021	By:	/s/ Tan Tran
Name: Tan Tran
Title: President, Chief Executive Officer and Chief Financial Officer (Principal Executive Officer, Principal Financial and Accounting Officer)

37